CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment No. 3 o the Registration Statement on Form N-1A of Marketocracy Funds and to the use of our report dated July 21, 2000 on the financial statements and financial highlights of Marketocracy Medical Specialists Fund, a series of Marketocracy Funds. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                         /s/TAIT, WELLER & BAKER
                                                         -----------------------
                                                            TAIT, WELLER & BAKER
PHILADELPHIA, PENNSYLVANIA
DECEMBER 20, 2000